Exhibit 99.1

Secured Digital Announces Preliminary Results for 2008 and
Guidance for 2009

NEW YORK, NY – (MARKET WIRE) -- January 13, 2009 – Secured Digital Applications, Inc. (OTCBB: SDGL), a provider of mobile communication, outsourced business and information technology consulting services, announced today preliminary results for 2008 and guidance for 2009.

For 2008, the Company expects total revenue of $57 to $60 million and net income between $1.5 and $1.7 million.  The 2008 results will be finalized upon the completion of the Company’s financial statement audit anticipated at the end of March 2009.

For 2009, the Company forecasts total revenue of $60 to $65 million with net income between $1.5 and $2.0 million.  Forecast of both revenue and net income does not include the contribution of any potential acquisition in 2009.

2009 revenue growth is expected to be driven by:

-	increase in sales of GPS and RFID-enabled applications including fleet tracking management system and warehouse management system in China

-
sales, marketing and branding strategies to promote the sales of multimedia content production and mobile Voice over Internet Protocol (“VoIP”) services that include voice calls and mobile advertising in China, Australia and the U.S.

The Company stated that it will continue its strategy of growing revenue through organic revenue growth and remain optimistic about future acquisitions that will complement its products and services.

Management will continue to evaluate its business outlook as necessary and communicate any changes when appropriate.

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, business process outsourcing and multimedia content production services. The Company’s business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services. The second division is focused on mobile VoIP, mobile advertising, sale of smarthome and biometric security hardware, sale of Bluetooth, Global Positioning System and Radio Frequency Identification enabled applications. The target market for the Company’s products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

Contact:

Newport Capital Consultants
Stephen Jones
(972) 712 1039
esjones1@aol.com

Secured Digital Applications Inc.
Valerie Looi
valerie.looi@digitalapps.net